UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2019

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2019, William S. Sondheim, who served as President of the Cinedigm Entertainment Group division of Cinedigm Corp. (the “Company”), left the Company to pursue outside entrepreneurial opportunities.

Mr. Sondheim will continue to provide the Company with consulting services relating to its content and entertainment business. Accordingly, Mr. Sondheim and the Company entered into a Consulting Agreement, dated as of March 29, 2019 (the “Consulting Agreement”), which provides for a six (6) month term (the “Term”) with a monthly fee of $36,413.56. The Consulting Agreement further provides that Mr. Sondheim will not render services of the kind rendered to the Company to any person or entity other than the Company during the Term, but if he elects to render such services to a person or entity other than the Company, the monthly fee will be reduced by 50%.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Consulting Agreement which will be filed in accordance with SEC regulations.

The Company issued a press release on April 3, 2019 announcing the departure of Mr. Sondheim, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 3, 2019.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 3, 2019

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Chief Operating Officer, President of Digital Cinema, General Counsel & Secretary

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